UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): April 15, 2013 (April 14, 2013)

NATIONAL FINANCIAL PARTNERS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-31781	13-4029115
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

340 Madison Avenue, 20th Floor New York, New York	10173
(Address of principal executive offices)	(Zip Code)

(212) 301-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 14, 2013, National Financial Partners Corp., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Patriot Parent Corp., a Delaware corporation (“Parent”), and Patriot Merger Corp., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are beneficially owned by affiliates of Madison Dearborn Partners, LLC (“Madison Dearborn”).

At the effective time of the Merger, each share of common stock, par value $0.10 per share, of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the effective time of the Merger (other than shares of Company Common Stock (i) owned by the Company as treasury stock, (ii) owned by Parent or Merger Sub, (iii) owned by any wholly owned subsidiary of the Company (except as otherwise elected by Parent) and (iv) as to which holders have properly perfected and not withdrawn a demand for appraisal pursuant to the General Corporation Law of the State of Delaware) will be cancelled and converted automatically into the right to receive $25.35 in cash, without interest.

Consummation of the Merger is subject to customary conditions, including without limitation, (i) the approval by the holders of at least a majority of the outstanding shares of the Company Common Stock, (ii) the expiration or termination of the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the approval of FINRA with respect to the indirect change of ownership and control of the Company’s broker-dealer subsidiaries and (iv) the absence of any law or order preventing, prohibiting, enjoining or materially restraining the Merger.

The Company has agreed to various customary covenants and agreements, including, among others, covenants (i) to carry on its business in the ordinary course of business during the period between the date of the Merger Agreement and the effective time of the Merger, (ii) not to engage in certain specified transactions or activities during such period without Parent’s prior consent and (iii) to file a proxy statement and, unless the Merger Agreement is terminated, cause a special shareholder meeting to be held regarding the approval of the Merger Agreement. The Company is also subject to customary restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide non-public information to, and participate in discussions and engage in negotiations with, third parties regarding alternative acquisition proposals. However, prior to approval of the Merger by the Company’s shareholders, the solicitation restrictions are subject to a customary “fiduciary-out” provision which allows the Company, under certain circumstances, to provide non-public information to, and participate in discussions and engage in negotiations with, third parties that make an alternative acquisition proposal that the Company’s Board of Directors has determined could reasonably be expected to lead to a Superior Proposal (as defined in the Merger Agreement). In addition, until May 14, 2013, the Company is not required to terminate the access of third parties to non-public information provided prior to the Company’s entry into the Merger Agreement. The parties have also agreed to use their reasonable best efforts to consummate the Merger.

The Merger Agreement contains certain termination rights for the Company and Parent, including the right of the Company, in certain circumstances, to terminate the Merger Agreement and accept a Superior Proposal. In certain circumstances, the Company will be required to pay the reasonable and documented out-of-pocket expenses of Parent, Merger Sub and their financing sources of up to $4.9 million. The Company will be required to pay Parent a termination fee equal to approximately $41.7 million if, among other reasons, the Merger Agreement is terminated by the Company to enter into an acquisition agreement that constitutes a Superior Proposal or by Parent because the Board of Directors of the Company adversely changes its recommendation to shareholders to vote in favor of the Merger. If a termination by the Company to enter into an acquisition agreement that constitutes a Superior Proposal occurs prior to May 14, 2013, or prior to May 29, 2013 if the Merger Agreement is terminated to enter into an acquisition agreement with respect to a Superior Proposal with a third party that makes an alternative acquisition proposal prior to May 14, 2013, a reduced termination fee of approximately $32.1 million will be payable. The Merger Agreement also provides that Parent will be required to pay the Company a reverse termination fee equal to approximately $83.4 million if the Merger Agreement is terminated by the Company because Parent and Merger Sub fail to consummate the Merger under certain circumstances or because Parent or Merger Sub have breached their respective representations, warranties, covenants or other agreements in the Merger Agreement in certain circumstances and have failed to cure such breach within a certain period. Controlled affiliates of Madison Dearborn have provided the Company with a limited guarantee guaranteeing the payment of the reverse termination fee and certain other monetary obligations that may be owed by Parent or Merger Sub pursuant to the Merger Agreement.

Parent and Merger Sub have obtained debt financing commitments from Deutsche Bank Securities Inc., Morgan Stanley Senior Funding, Inc. and UBS Securities LLC, the proceeds of which will be used to fund the transactions contemplated by the Merger Agreement and to pay related fees and expenses. Pursuant to an equity commitment letter, controlled affiliates of Madison Dearborn have committed to provide a cash investment of up to approximately $385.4 million on the terms and subject to the conditions set forth in such letter.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The representations, warranties and covenants of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Sub. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement, (ii) have been qualified by (a) certain matters specifically disclosed in the Company’s filings with the Securities and Exchange Commission (the “SEC”) prior to the date of the Merger Agreement and (b) confidential disclosures made to Parent and Merger Sub in the disclosure schedule delivered in connection with the Merger Agreement, (iii) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company, its subsidiaries or other affiliates or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or other affiliates at the time they were made or otherwise. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Annual Reports on Form 10-K, Current Reports on Form 10-Q and other documents that the Company files with or furnishes to the SEC.

Item 7.01	Regulation FD Disclosure.

On April 15, 2013, the Company and Madison Dearborn issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of April 14, 2013, among Patriot Parent Corp., Patriot Merger Corp. and National Financial Partners Corp.

99.1	Press release, dated April 15, 2013

Forward-Looking Information

This Current Report on Form 8-K contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “anticipate,” “expect,” “intend,” “plan,” “believe,” “estimate,” “may,” “project,” “will,” “continue” and similar expressions of a future or forward-looking nature. Forward-looking statements may include discussions concerning revenue, expenses, earnings, cash flow, impairments, losses, dividends, capital structure, market and industry conditions, premium and commission rates, interest rates, contingencies, the direction or outcome of regulatory investigations and litigation, income taxes and the Company’s operations or strategy. These forward-looking statements are based on management’s current views with respect to future results. Forward-looking statements are based on beliefs and assumptions made by management using currently-available information, such as market and industry materials, experts’ reports and opinions, and current financial trends. These statements are only predictions and are not guarantees of future performance. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by a forward-looking statement. These risks and uncertainties include, without limitation: (1) the acquisition may not be consummated in a timely manner, if at all; (2) the definitive acquisition agreement may be terminated in circumstances that require the Company to pay a termination fee or reimburse certain expenses; (3) the diversion of management’s attention from the Company’s ongoing business operations; (4) the failure of Madison Dearborn to obtain the necessary financing to complete the acquisition; (5) the effect of the announcement of the acquisition on the Company’s business relationships, operating results and business generally; and (6) the failure to obtain the requisite approvals to the acquisition, such as shareholder approval or the approval of FINRA with respect to the indirect change in ownership of the Company’s broker-dealer subsidiaries. Additional factors are set forth in NFP’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on February 15, 2013 and its subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date on which they are made. NFP expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Important Information

In connection with the Merger, the Company intends to file relevant materials with the SEC, including a preliminary proxy statement and a definitive proxy statement. INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED MERGER. The definitive proxy statement in connection with the proposed Merger will be mailed to the shareholders of the Company. The preliminary proxy statement, the definitive proxy statement and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC at the Company’s web site, www.nfp.com, or by contacting Investor Relations by phone at 212-301-4000, by email at ir@nfp.com or by mail at 340 Madison Avenue, 20th Floor, New York, New York 10173.

Certain Information Regarding Participants

The Company and its executive officers, directors and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the proposed Merger. Information about the executive officers and directors of the Company and their ownership of Company Common Stock is set forth in the proxy statement for the Company’s 2012 Annual Meeting of Shareholders that was filed with the SEC on April 9, 2012. Investors and shareholders may obtain additional information regarding the interests of such potential participants by reading the preliminary proxy statement, the definitive proxy statement and the other relevant documents filed with the SEC when they become available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Financial Partners Corp. Date: April 15, 2013

By:	/s/ Donna J. Blank
Name:	Donna J. Blank
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of April 14, 2013, among Patriot Parent Corp., Patriot Merger Corp. and National Financial Partners Corp.

99.1	Press release, dated April 15, 2013